UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): December 30, 2025 (December 29, 2025)

Medalist Diversified REIT, Inc.

(Exact Name of Registrant as Specified in Its Charter)

Maryland	001-38719	47-5201540
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

P.O. Box 8436

Richmond, VA, 23226

(Address of principal executive offices)

(804) 338-7708

(Registrant’s telephone number, including area code)

None

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Name of each Exchange on Which Registered	Trading Symbol(s)
Common Stock, $0.01 par value	Nasdaq Capital Market	MDRR

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging Growth Company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

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	ITEM 1.01	ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

On December 29, 2025, (the “Effective Date”), MDR Parkway, LLC, a Delaware limited liability company (“MDR Parkway”), a wholly-owned subsidiary of Medalist Diversified REIT, Inc., a Maryland corporation (the “Company”) and PMI Parkway, LLC, a Delaware limited liability company not affiliated with the Company (together with MDR Parkway, the “Sellers”), entered into a Purchase and Sale Agreement (the “Parkway Purchase and Sale Agreement”), with Club Forest International Parkway, LLC, a Virginia limited liability company (the “Purchaser”), whereby the Purchaser agreed to acquire (the “Acquisition”) the property located at 2697 International Parkway, Virginia Beach, Virginia, commonly known as the Parkway Property (the “Parkway Property”). The total consideration for the Parkway Property is $7,900,000 (the “Consideration”), subject to the prorations and adjustments described in the Parkway Purchase and Sale Agreement. The Consideration is to be paid by the Purchaser to the Sellers at the Closing (as that term is defined in the Parkway Purchase and Sale Agreement). The Purchaser is required to make an earnest money deposit of $100,000 within three business days of the Effective Date.

The Parkway Purchase and Sale Agreement contains provisions, representations, warranties, covenants, conditions and indemnities that are customary and standard for the real estate industry and the sale of commercial real property. The Acquisition is expected to close within 90 days. Several conditions to closing on the Acquisition remain to be satisfied, and there can be no assurance that the Purchaser will complete the transaction on the general terms described above or at all.

The foregoing description of the Parkway Purchase and Sale Agreement is qualified in its entirety by reference to the Parkway Purchase and Sale Agreement, a copy of which is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated by reference in this Item 1.01.

ITEM 1.02	TERMINATION OF A MATERIAL DEFINITIVE AGREEMENT

On December 30, 2025, using cash on hand and the proceeds from previously announced property dispositions, the Company completed the repayment in full all outstanding indebtedness under and terminated (i) the Loan Agreement (the “Loan Agreement”), dated as of July 18, 2025, by and between MDRR XXV Depositor 1, LLC, a Delaware limited liability company and wholly-owned subsidiary of the Company, and Farmers and Merchants Bank of Long Beach (“Farmers”), (ii) the Continuing Guaranty, dated as of July 18, 2025, by the Company in favor of Farmers (the “Company Guaranty”) and (iii) the Continuing Guaranty, dated as of July 18, 2025, by Medalist Diversified Holdings, LP (the “Operating Partnership”) in favor of Farmers (the “Operating Partnership Guaranty”). All obligations of the Company, the Operating Partnership and their subsidiaries under the Loan Agreement, the Company Guaranty and the Operating Partnership Guaranty were released (other than with respect to customary provisions and agreements that are expressly specified to survive the termination). The Loan Agreement provided for a line of credit in the maximum amount of $14,700,000.The Company, the Operating Partnership and their subsidiaries did not incur any material early termination penalties as a result of such terminations.

The terms of the Loan Agreement, the Company Guaranty and the Operating Partnership Guaranty are summarized in the Company’s Current Report on Form 8-K (File No. 001-38719) filed with the Securities and Exchange Commission on July 18, 2025, which is incorporated herein by reference.

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	ITEM 9.01	FINANCIAL STATEMENTS AND EXHIBITS

(d) Exhibits

Exhibit No.	Description
10.1	Purchase and Sale Agreement, dated as of December 29, 2025, by and among MDR Parkway, LLC, PMI Parkway, LLC and Club Forest International Parkway, LLC
104	Cover Page Interactive Data File – the cover page XBRL tags are embedded within the Inline XBRL Document

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MEDALIST DIVERSIFIED REIT, INC.

Dated: December 30, 2025	By:	/s/ C. Brent Winn, Jr.
C. Brent Winn, Jr.
Chief Financial Officer